UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 4, 2020

Graham Corporation

(Exact name of Registrant as specified in its charter)

Delaware	1-8462	16-1194720
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Florence Avenue, Batavia, New York		14020
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (585) 343-2216

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	GHM	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of March 4, 2020 (the “Effective Date”), John N. Rice, Vice President of Sales, separated from Graham Corporation (the “Company”). The Company anticipates that it will enter into a severance agreement (“Agreement”) with Mr. Rice, pursuant to which (i) he will continue to receive his base salary and Company paid health insurance coverage for six months following the Effective Date and (ii) he will be eligible to receive any amounts to which he would have been entitled to receive under the Company’s cash bonus program had he remained employed by the Company through the fiscal year ending March 31, 2020 (“Fiscal 2020”).

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the terms of any final executed Agreement, a copy of which will be attached as an exhibit to the Annual Report on Form 10-K for Fiscal 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Graham Corporation

Date: March 6, 2020	By:	/s/ Jeffrey Glajch
Jeffrey Glajch
Vice President – Finance & Administration and Chief Financial Officer